GCL SILICON TECHNOLOGY HOLDINGS INC.

RESTRICTED SHARE COMPENSATION PLAN

JULY 2008

This GCL Silicon Technology Holdings Inc. Restricted Share Compensation Plan (the “Plan”) is intended to secure for GCL Silicon Technology Holdings Inc. (the “Company”) and its subsidiaries and its shareholders the benefits arising from ownership of the Company’s ordinary shares (“Ordinary Shares”) by those selected key individuals of the Company and its subsidiaries who will be responsible for the future growth of such corporations. The Plan is designed to help attract and retain superior personnel for positions of substantial responsibility with the Company and its subsidiaries, and to provide key individuals with an additional incentive to contribute to the success of the corporations.

Article 1. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the “Board”) or by a committee appointed by the Board, consisting of not less than two directors of the Company who are not beneficiaries of grants of Ordinary Shares under the Plan (the “Committee”); provided, however, that if not all members of the Board are disinterested directors, then the Board shall appoint such a Committee; provided, further, however, that the Committee may be comprised solely of two or more non-executive directors to effect grants that are intended to qualify as performance-based compensation. Notwithstanding the foregoing, prior to the date the Company first registers the Ordinary Shares under Section 12 of the U.S. Securities Exchange Act of 1934, as amended, the Plan shall be administered by the Board or by a committee thereof without regard to the disinterestedness of members of the Board or such committee. Subject to the foregoing limitations, as applicable, the Board may from time to time remove members from the Committee, fill all vacancies on the Committee, however caused, and may select one of the members of the Committee as its Chairman. The members of the Board or Committee, when acting to administer the Plan, are herein collectively referred to as the “Plan Administrators.”

The Plan Administrators shall hold meetings at such times and places as they may determine, shall keep minutes of their meetings, and shall adopt, amend, and revoke such rules and procedures as they may deem proper with respect to the Plan. Any action of the Plan Administrators shall be taken by majority vote or the unanimous written consent of the Plan Administrators.

Article 2. AUTHORITY OF PLAN ADMINISTRATORS. Subject to the other provisions of this Plan, and with a view to effecting its purpose, the Plan Administrators shall have sole authority, in their absolute discretion, to: (a) construe and interpret the Plan; (b) define the terms used herein; (c) determine the individuals to whom restricted shares shall be granted under the Plan; (d) determine the time or times at which restricted shares shall be granted under the Plan; (e) determine the number of restricted shares granted under the Plan; (f) determine all of the other terms and conditions of restricted shares granted under the Plan; and (g) make all other determinations necessary or advisable for the administration of the Plan and to do everything necessary or appropriate to administer the Plan. All decisions, determinations, and interpretations made by the Plan Administrators shall be binding and conclusive on all participants in the Plan and on their legal representatives, heirs, and beneficiaries; provided, however, that without approval by the shareholders of the Company representing a majority of the voting power, no amendment or revision shall (a) increase the maximum number of shares that may be issued under this Plan; (b) increase the maximum term established under the Plan for any restricted share; (c) materially modify the requirements as to eligibility for participation in the Plan; (d) change the term of the Plan described in Article 5; or (e) materially increase the benefits accruing to participants under the Plan.

Article 3. MAXIMUM NUMBER OF SHARES SUBJECT TO THE PLAN. The maximum aggregate number of Ordinary Shares subject to the Plan shall be 1,500,000 shares (as adjusted for share division or consolidation from time to time). The Ordinary Shares to be issued as restricted shares may be authorized but unissued shares, shares issued and reacquired by the Company or shares purchased by the Company on the open market. If the conditions associated with the grant of restricted shares are not achieved within the period specified for satisfaction of the applicable conditions, or if the restricted share grant terminates for any reason before the date on which the conditions must be satisfied, the Ordinary Shares associated with such restricted shares shall cease to reduce the number of shares available for purposes of the Plan.

Article 4. ELIGIBILITY AND PARTICIPATION. Officers, key employees, directors (whether employees or nonemployees), and independent contractors or consultants of the Company or its subsidiaries who are responsible for or contribute to the management, growth, or profitability of the business of the Company or its subsidiaries shall be eligible for selection by the Plan Administrators to participate in the Plan.

Article 5. RESTRICTED SHARE GRANTS. Each grant of Restricted Shares shall provide to the recipient (“Holder”) the transfer of a specified number of Ordinary Shares of the Company that shall become nonforfeitable upon the achievement of specified service or performance conditions within a specified period (“Restriction Period”) as determined by the Plan Administrators. At the time that the Restricted Share is granted, the Plan Administrators shall specify the service or performance conditions and the period of duration over which the conditions apply.

The Holder of Restricted Shares shall not have any rights with respect to such award, unless and until such Holder has executed an agreement evidencing the terms and conditions of the award (“Restricted Share Award Agreement”). Each individual who is awarded Restricted Shares shall be issued a stock certificate in respect of such shares. Such certificate shall be registered in the name of the Holder and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

The transferability of this certificate and the shares represented hereby are subject to the terms and conditions (including forfeiture) of the GCL Silicon Technology Holdings Inc. Restricted Share Compensation Plan and Restricted Share Award Agreement entered into between the registered owner and GCL Silicon Technology Holdings Inc. Copies of such Plan and Agreement are on file in the offices of GCL Silicon Technology Holdings Inc.

The Plan Administrators shall require that the share certificates evidencing such shares be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Shares, the Holder shall have delivered a stock power, endorsed in blank, relating to the stock covered by such award. At the expiration of each Restriction Period, the Company shall redeliver to the Holder certificates held by the Company representing the shares with respect to which the applicable conditions have been satisfied.

Article 6. AWARDS NOT TRANSFERABLE. During the Restriction Period, the Holder shall not be permitted to sell, transfer, pledge, or assign shares of Restricted Shares awarded under the Plan, other than by will and the laws of descent and distribution.

Article 7. RESTRICTED SHARE RIGHTS UPON EMPLOYMENT OR SERVICE. If a Holder terminates employment or service with the Company prior to the expiration of the Restriction Period, any Restricted Shares granted to him subject to such Restriction Period shall be forfeited by the Holder and shall be transferred to the Company. The Plan Administrators may, in their sole discretion, accelerate the lapsing of, or waive, such restrictions in whole or in part based upon such factors and such circumstances as the Plan Administrators may determine, in their sole discretion, including, but not limited to, the Holder’s retirement, death, or disability.

Article 8. SHAREHOLDER RIGHTS. The Holder shall have, with respect to the Restricted Shares granted, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon. Certificates for shares of unrestricted stock shall be delivered to the grantee promptly after, and only after, the Restriction Period in respect of such Restricted Shares shall expire without forfeiture, and any conditions with respect to such shares shall have been satisfied.

Article 9. CONTINUED EMPLOYMENT OR SERVICE. Each Holder, if requested by the Plan Administrators, must agree in writing as a condition of the granting of his or her Restricted Shares, to remain in the employment of, or service to, the Company or any of its subsidiaries following the date of the granting of that Restricted Share for a period specified by the Plan Administrators. Nothing in this Plan or in any Restricted Share granted hereunder shall confer upon any Holder any right to continued employment by, or service to, the Company or any of its subsidiaries, or limit in any way the right of the Company or any subsidiary at any time to terminate or alter the terms of that employment or service arrangement.

Article 10. PERFORMANCE-BASED RESTRICTED SHARES. The Plan Administrators may also grant Restricted Shares that are subject to a risk of forfeiture if specified performance criteria are not met within a specified period (“Performance-Based Restricted Shares”). Performance-Based Restricted Shares shall be forfeited unless preestablished performance criteria specified by the Committee are met during the applicable restriction period. Until otherwise determined by the Plan Administrators, Performance-Based Restricted Shares shall become nonforfeitable upon the attainment of one or more preestablished levels of net income, earnings per share, total shareholder return, return on equity employed or cash flow. The payout of any Performance-Based Restricted Shares to any individual may be reduced, but not increased, based on the degree of attainment of the performance criteria or otherwise at the discretion of the Plan Administrators.

Article 11. EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective upon its adoption by the Board of Directors of the Company subject to approval of the Plan by a majority of the shareholders of the Company voting in person or by proxy at a meeting of shareholders following adoption of the Plan by the Board of Directors, which vote shall be taken within 12 months of adoption of the Plan by the Company’s Board of Directors; provided, however, that options and restricted shares may be granted under this Plan prior to obtaining stockholder approval of the Plan, but any such options or restricted shares shall be contingent upon such stockholder approval being obtained and may not be exercised prior to such approval. The Plan shall continue in effect for a term of 10 years unless sooner terminated under Article 13.

Article 12. ADJUSTMENTS. If the outstanding Ordinary Shares are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which restricted shares may be granted under this Plan. A corresponding adjustment changing the number and kind of shares allocated to restricted shares, or portions thereof, which shall have been granted prior to any such change, shall likewise be made.

Article 13. TERMINATION AND AMENDMENT OF PROGRAM. The Plan shall terminate 10 years from the date such program is adopted by the Board of Directors, or the date such program is approved by the shareholders, whichever is earlier, or shall terminate at such earlier time as the Board of Directors may so determine. No restricted shares shall be granted under the Plan after that date. Subject to the limitation contained in Article 8, the Plan Administrators may at any time amend or revise the terms of the Plan, including the form and substance of the restricted share agreements to be used hereunder; provided, however, that without approval by the shareholders of the Company representing a majority of the voting power (as contained in Article 5) no amendment or revision shall (a) increase the maximum number of shares that may be issued under this Plan; (b) increase the maximum term established under the Plan for any restricted share; (c) materially modify the requirements as to eligibility for participation in the Plan; (d) change the term of the Plan; or (e) materially increase the benefits accruing to participants under the Plan.

Article 14. PRIOR RIGHTS AND OBLIGATIONS. No amendment, suspension, or termination of the Plan shall, without the consent of the individual who has received a restricted share, alter or impair any of that person’s rights or obligations under any restricted share granted under the Plan prior to that amendment, suspension, or termination.

Article 15. TAX WITHHOLDING. The satisfaction of the conditions imposed upon any restricted share granted under this Plan is subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any applicable law is necessary or desirable as a condition of, or in connection with, the delivery or purchase of shares pursuant thereto, then in such event, the exercise of the satisfaction of the conditions imposed upon the restricted share shall not be effective unless such withholding shall have been effected or obtained in a manner acceptable to the Company.

Article 16. GOVERNING LAW. The validity, construction, interpretation and effect of the Plan shall exclusively be governed by and determined in accordance with the law of the Cayman Islands (without reference to the principles of conflict of laws thereof).

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